Press Release
TechnipFMC Announces First-Quarter 2026 Results

•Total Company inbound of $2.2 billion; Subsea orders of $1.9 billion
•Cash flow from operations of $332 million; free cash flow of $277 million
•Total shareholder distributions of $285 million, including share repurchase of $265 million

NEWCASTLE & HOUSTON, April 30, 2026 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported first-quarter 2026 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Mar. 31, 2026	Dec. 31, 2025	Mar. 31, 2025	Sequential	Year-over-Year
Revenue	$2,492.7	$2,517.0	$2,233.6	(1.0%)	11.6%
Net income	$260.5	$242.7	$142.0	7.3%	83.5%
Net income margin	10.5%	9.6%	6.4%	90 bps	410 bps
Diluted earnings per share	$0.64	$0.59	$0.33	8.5%	93.9%

Adjusted EBITDA	$466.0	$440.5	$343.8	5.8%	35.5%
Adjusted EBITDA margin	18.7%	17.5%	15.4%	120 bps	330 bps
Adjusted net income	$260.9	$286.5	$142.9	(8.9%)	82.6%
Adjusted diluted earnings per share	$0.64	$0.70	$0.33	(8.6%)	93.9%

Inbound orders	$2,152.4	$2,588.0	$3,089.1	(16.8%)	(30.3%)
Backlog	$16,468.0	$16,571.6	$15,816.0	(0.6%)	4.1%
Total Company revenue in the first quarter was $2,492.7 million. Net income attributable to TechnipFMC was $260.5 million, or $0.64 per diluted share. These results included after-tax charges and credits totaling $0.4 million of expense (Exhibit 6). Adjusted net income was $260.9 million, or $0.64 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $466 million; adjusted EBITDA margin was 18.7 percent (Exhibit 8).
Included in total Company results was a foreign exchange gain of $12.8 million, or a gain of $12.8 million after-tax. When excluding the after-tax impact of the foreign exchange gain, net income was $247.6 million.

Adjusted EBITDA, excluding the foreign exchange gain of $12.8 million, was $453.2 million (Exhibit 8).

TechnipFMC.com	Page 1 of 21

Doug Pferdehirt, Chair and CEO of TechnipFMC, remarked, “Our quarterly results reflect strong operational performance throughout the Company, driven by solid execution. This early momentum positions us well to achieve our full-year financial targets.”
“Total Company revenue in the period was $2.5 billion. Adjusted EBITDA was $453 million, with a margin of 18.2 percent when excluding foreign exchange. Free cash flow was $277 million, with total shareholder distributions of $285 million in the quarter.”
Pferdehirt continued, “Subsea orders in the quarter were $1.9 billion, driven by robust services and unannounced project activity. Our inbound highlights the importance of strong and enduring customer relationships, as we continue to benefit from a high level of direct awards to our company. Importantly, we see a strengthening trend in order activity as we move through the year, supporting our confidence in achieving $10 billion of Subsea orders in 2026.”
Pferdehirt added, “Regarding the conflict in the Middle East, our thoughts are first and foremost with the people who have been affected. The well-being of our employees and their families is paramount. We took immediate and comprehensive measures to ensure the safety of our teams in the region. We were able to operate safely, with minimal disruption.”
Pferdehirt continued, “Even before the conflict, the queue of potential deepwater projects had been expanding over the last five years. The significant impacts to both security and energy supply resulting from the conflict are likely to have lasting impacts on the perceived risk assigned to the region. We believe this builds further momentum in the ongoing shift in capital flows toward offshore developments.”
“Our Subsea Opportunities List now identifies approximately $30 billion of opportunities for potential award over the next 24 months, representing the seventh consecutive quarterly increase in value. Over the last two years, this list has grown by more than 30 percent, when using the midpoint of project values. This gives us confidence in our outlook for a step-up in inbound orders in 2027 and extending through the end of the decade.”
Pferdehirt concluded, “We remain focused on the relentless pursuit of the reduction of cycle time. This unique mindset continues to serve as the fundamental driver to improving project economics, benefiting both our customers and TechnipFMC.”
“We continue to drive a different paradigm around capital investment, where we are delivering improved capital efficiency and higher free cash flow conversion. Importantly, we remain committed to returning at least 70 percent of free cash flow to shareholders through both dividends and share repurchases.”
“Our strong commercial success and high-quality backlog—built upon an expanding mix of direct awards, iEPCI®, and services—position us well to increase Subsea inbound, revenue, and adjusted EBITDA margin in 2027. TechnipFMC is in full growth mode.”

TechnipFMC.com	Page 2 of 21

Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Mar. 31, 2026	Dec. 31, 2025	Mar. 31, 2025	Sequential	Year-over-Year
Revenue	$2,208.4	$2,194.2	$1,936.2	0.6%	14.1%
Operating profit	$349.0	$269.9	$247.9	29.3%	40.8%
Operating profit margin	15.8%	12.3%	12.8%	350 bps	300 bps
Adjusted EBITDA	$440.7	$415.6	$334.9	6.0%	31.6%
Adjusted EBITDA margin	20.0%	18.9%	17.3%	110 bps	270 bps

Inbound orders	$1,903.7	$2,340.3	$2,785.5	(18.7%)	(31.7%)
Backlog[1,2,3]	$15,800.4	$15,871.7	$14,945.6	(0.4%)	5.7%

Estimated Consolidated Backlog Scheduling (In millions)	Mar. 31, 2026
2026 (9 months)	$5,219
2027	$4,680
2028 and beyond	$5,902
Total	$15,800
[1] Backlog as of March 31, 2026 was increased by a foreign exchange impact of $233 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of March 31, 2026 does not include total Company non-consolidated backlog of $341 million.
Subsea reported first-quarter revenue of $2,208.4 million, an increase of 0.6 percent from the fourth quarter. Results benefited from higher iEPCI® project activity, particularly in Brazil. Project revenue grew sequentially in Latin America, Africa and North America, partially offset by lower revenue in Asia Pacific and the North Sea.
Subsea reported an operating profit of $349 million, an increase of 29.3 percent when compared to the fourth quarter. Operating results improved sequentially due to higher project activity and a $52.1 million reduction in restructuring, impairment and other charges. The charges incurred in the fourth quarter were primarily driven by additional simplification and industrialization actions to further improve operating efficiency. Operating profit margin increased 350 basis points to 15.8 percent.
Subsea reported adjusted EBITDA of $440.7 million, an increase of 6 percent when compared to the fourth quarter. The sequential increase was due to higher project activity. Adjusted EBITDA margin increased 110 basis points to 20 percent.
Inbound orders for the quarter were $1,903.7 million. Book-to-bill was 0.9x. Backlog ended the period at $15,800.4 million.

TechnipFMC.com	Page 3 of 21

Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Mar. 31, 2026	Dec. 31, 2025	Mar. 31, 2025	Sequential	Year-over-Year
Revenue	$284.3	$322.8	$297.4	(11.9%)	(4.4%)
Operating profit	$37.1	$46.3	$30.2	(19.9%)	22.8%
Operating profit margin	13.0%	14.3%	10.2%	(130 bps)	280 bps
Adjusted EBITDA	$49.5	$58.2	$46.6	(14.9%)	6.2%
Adjusted EBITDA margin	17.4%	18.0%	15.7%	(60 bps)	170 bps

Inbound orders	$248.7	$247.7	$303.6	0.4%	(18.1%)
Backlog	$667.6	$699.9	$870.4	(4.6%)	(23.3%)

Surface Technologies reported first-quarter revenue of $284.3 million, a decrease of 11.9 percent from the fourth quarter. The sequential decrease in revenue was primarily driven by the scheduled timing of project-related activity in the Middle East, with a minimal portion of the decline attributable to the regional conflict. The decline was partially offset by higher completion activity in North America.
Surface Technologies reported operating profit of $37.1 million, a decrease of 19.9 percent versus the fourth quarter. The sequential decrease in operating profit was largely due to lower activity in the Middle East, partially offset by higher completion activity in North America. Operating profit margin decreased 130 basis points to 13 percent.
Surface Technologies reported adjusted EBITDA of $49.5 million, a decrease of 14.9 percent when compared to the fourth quarter. The factors impacting operating profit also drove the sequential decrease in adjusted EBITDA. Adjusted EBITDA margin decreased 60 basis points to 17.4 percent.
Inbound orders for the quarter were $248.7 million, a sequential increase of 0.4 percent. Backlog ended the period at $667.6 million.

TechnipFMC.com	Page 4 of 21

Corporate and Other Items (three months ended March 31, 2026)
Corporate expense was $37.1 million.
Foreign exchange gain was $12.8 million.
Net interest expense was $6 million.
The provision for income taxes was $95.9 million.

Total depreciation and amortization was $103.6 million.
Cash provided by operating activities was $332.5 million. Capital expenditures were $55.6 million. Free cash flow was $276.9 million (Exhibit 10).
During the quarter, the Company repurchased 4.3 million of its ordinary shares for total consideration of $264.8 million. When including a dividend payment of $19.9 million, total shareholder distributions in the quarter were $284.7 million.
The Company ended the period with cash and cash equivalents of $960.8 million, with net cash of $540.4 million (Exhibit 9).

TechnipFMC.com	Page 5 of 21

2026 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2026 can be found in the table below. No updates were made to the previous guidance issued on February 19, 2026.

2026 Guidance (As of February 19, 2026)

Subsea	Surface Technologies
Revenue in a range of $9.2 - 9.6 billion	Revenue in a range of $1.15 - 1.3 billion

Adjusted EBITDA margin in a range of 21 - 22%	Adjusted EBITDA margin in a range of 16.5 - 18%

Corporate and Other

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $10 - 20 million

Effective tax rate 27 - 31%

Capital expenditures approximately $340 million

Free cash flow[2] $1.3 - 1.45 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and corporate expense, net, excluding charges and credits are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

TechnipFMC.com	Page 6 of 21

Teleconference
The Company will host a teleconference on Thursday, April 30, 2026 to discuss the first-quarter 2026 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

TechnipFMC.com	Page 7 of 21

###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI®, iFEED™ and iComplete®), technology leadership, and digital innovation.

Each of our approximately 22,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers, alliances, or business disruptions; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; challenges with managing artificial intelligence, machine learning, and data science; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety,

TechnipFMC.com	Page 8 of 21

labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts; and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Lucile Turpin Vice President, Communications Email: Lucile Turpin

TechnipFMC.com	Page 9 of 21

Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Revenue	$2,492.7	$2,517.0	$2,233.6
Costs and expenses	2,141.7	2,251.8	1,973.2
	351.0	265.2	260.4

Other income (loss), net including income from equity affiliates	10.8	17.3	(20.2)

Income before net interest expense and income taxes	361.8	282.5	240.2
Net interest expense	(6.0)	(4.6)	(9.9)

Income before income taxes	355.8	277.9	230.3
Provision for income taxes	95.9	33.3	87.0

Net income	259.9	244.6	143.3
Net (income) loss attributable to non-controlling interests	0.6	(1.9)	(1.3)

Net income attributable to TechnipFMC plc	$260.5	$242.7	$142.0

Earnings per share attributable to TechnipFMC plc
Basic	$0.65	$0.60	$0.34
Diluted	$0.64	$0.59	$0.33

Weighted average shares outstanding:
Basic	400.1	402.8	421.2
Diluted	409.9	409.7	431.2

Cash dividends declared per share	$0.05	$0.05	$0.05

TechnipFMC.com	Page 10 of 21

Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Segment revenue
Subsea	$2,208.4	$2,194.2	$1,936.2
Surface Technologies	284.3	322.8	297.4
Total segment revenue	$2,492.7	$2,517.0	$2,233.6

Segment operating profit
Subsea	$349.0	$269.9	$247.9
Surface Technologies	37.1	46.3	30.2
Total segment operating profit	$386.1	$316.2	$278.1

Corporate items
Corporate expense(1)	$(37.1)	$(34.6)	$(25.8)
Net interest expense	(6.0)	(4.6)	(9.9)
Foreign exchange gains (losses)	12.8	0.9	(12.1)
Total corporate items	$(30.3)	$(38.3)	$(47.8)

Income before income taxes(2)	$355.8	$277.9	$230.3

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

TechnipFMC.com	Page 11 of 21

Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended
Inbound Orders(1)	March 31,	December 31,	March 31,
	2026	2025	2025

Subsea	$1,903.7	$2,340.3	$2,785.5
Surface Technologies	248.7	247.7	303.6
Total inbound orders	$2,152.4	$2,588.0	$3,089.1

Order Backlog(2)	March 31, 2026	December 31, 2025	March 31, 2025

Subsea	$15,800.4	$15,871.7	$14,945.6
Surface Technologies	667.6	699.9	870.4
Total order backlog	$16,468.0	$16,571.6	$15,816.0

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TechnipFMC.com	Page 12 of 21

Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	March 31, 2026	December 31, 2025

Cash and cash equivalents	$960.8	$1,031.9
Trade receivables, net	1,196.2	1,128.6
Contract assets, net	1,097.2	1,065.5
Inventories, net	1,224.0	1,153.0
Other current assets	1,051.8	1,166.3
Total current assets	5,530.0	5,545.3

Property, plant and equipment, net	2,268.3	2,285.3
Intangible assets, net	402.8	425.7
Other assets	1,885.0	1,861.9
Total assets	$10,086.1	$10,118.2

Short-term debt and current portion of long-term debt	$36.4	$34.3
Accounts payable, trade	1,318.2	1,179.8
Contract liabilities	2,156.9	2,148.9
Other current liabilities	1,393.4	1,551.8
Total current liabilities	4,904.9	4,914.8

Long-term debt, less current portion	384.0	395.7
Other liabilities	1,426.4	1,402.4
TechnipFMC plc stockholders’ equity	3,362.9	3,363.8
Non-controlling interests	7.9	41.5
Total liabilities and equity	$10,086.1	$10,118.2

TechnipFMC.com	Page 13 of 21

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities
Net income	$259.9	$143.3
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	103.6	102.4
Income from equity affiliates, net of dividends received	(4.5)	(8.6)
Working capital(1)	(98.0)	159.4
Other operating activities	71.5	45.2
Cash provided by operating activities	332.5	441.7

Cash required by investing activities
Capital expenditures	(55.6)	(61.8)
Other investing activities	2.0	3.6
Cash required by investing activities	(53.6)	(58.2)

Cash required by financing activities
Dividends paid	(19.9)	(21.0)
Share repurchases	(264.8)	(250.1)
Payments related to taxes withheld on share-based compensation	(76.5)	(62.2)
Other financing activities	10.3	(32.6)
Cash required by financing activities	(350.9)	(365.9)
Effect of changes in foreign exchange rates on cash and cash equivalents	0.9	11.5
Change in cash and cash equivalents	(71.1)	29.1
Cash and cash equivalents, beginning of period	1,031.9	1,157.7
Cash and cash equivalents, end of period	$960.8	$1,186.8
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

TechnipFMC.com	Page 14 of 21

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the first quarter 2026 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, net, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; net cash (debt); and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.

Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net income attributable to TechnipFMC plc	$260.5	$242.7	$142.0

Charges and (credits):
Restructuring, impairment and other charges	0.6	52.1	1.2
Tax on charges and (credits)	(0.2)	(8.3)	(0.3)
Total charges and (credits)	0.4	43.8	0.9

Adjusted net income attributable to TechnipFMC plc	$260.9	$286.5	$142.9

Weighted diluted average shares outstanding	409.9	409.7	431.2

Reported earnings per share - diluted	$0.64	$0.59	$0.33
Adjusted earnings per share - diluted	$0.64	$0.70	$0.33

TechnipFMC.com	Page 15 of 21

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net income attributable to TechnipFMC plc	$260.5	$242.7	$142.0

Income (loss) attributable to non-controlling interests	(0.6)	1.9	1.3
Provision for income tax	95.9	33.3	87.0
Net interest expense	6.0	4.6	9.9
Depreciation and amortization	103.6	105.9	102.4
Restructuring, impairment and other charges	0.6	52.1	1.2

Adjusted EBITDA	$466.0	$440.5	$343.8

Foreign exchange, net	(12.8)	(0.9)	12.1
Adjusted EBITDA, excluding foreign exchange, net	$453.2	$439.6	$355.9

TechnipFMC.com	Page 16 of 21

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,208.4	$284.3	$—	$—	$2,492.7

Operating profit (loss), as reported (pre-tax)	$349.0	$37.1	$(37.1)	$12.8	$361.8

Charges and (credits):
Restructuring, impairment and other charges	(0.1)	0.7	—	—	0.6
Subtotal	(0.1)	0.7	—	—	0.6

Depreciation and amortization	91.8	11.7	0.1	—	103.6

Adjusted EBITDA	$440.7	$49.5	$(37.0)	$12.8	$466.0

Foreign exchange, net	—	—	—	(12.8)	(12.8)

Adjusted EBITDA, excluding foreign exchange, net	$440.7	$49.5	$(37.0)	$—	$453.2

Operating profit margin, as reported	15.8%	13.0%			14.5%

Adjusted EBITDA margin	20.0%	17.4%			18.7%

Adjusted EBITDA margin, excluding foreign exchange, net	20.0%	17.4%			18.2%

TechnipFMC.com	Page 17 of 21

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,194.2	$322.8	$—	$—	$2,517.0

Operating profit (loss), as reported (pre-tax)	$269.9	$46.3	$(34.6)	$0.9	$282.5

Charges and (credits):
Restructuring, impairment and other charges	52.0	(0.2)	0.3	—	52.1
Subtotal	52.0	(0.2)	0.3	—	52.1

Depreciation and amortization	93.7	12.1	0.1	—	105.9

Adjusted EBITDA	$415.6	$58.2	$(34.2)	$0.9	$440.5

Foreign exchange, net	—	—	—	(0.9)	(0.9)

Adjusted EBITDA, excluding foreign exchange, net	$415.6	$58.2	$(34.2)	$—	$439.6

Operating profit margin, as reported	12.3%	14.3%			11.2%

Adjusted EBITDA margin	18.9%	18.0%			17.5%

Adjusted EBITDA margin, excluding foreign exchange, net	18.9%	18.0%			17.5%

TechnipFMC.com	Page 18 of 21

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,936.2	$297.4	$—	$—	$2,233.6

Operating profit (loss), as reported (pre-tax)	$247.9	$30.2	$(25.8)	$(12.1)	$240.2

Charges and (credits):
Restructuring, impairment and other charges	0.5	0.7	—	—	1.2
Subtotal	0.5	0.7	—	—	1.2

Depreciation and amortization	86.5	15.7	0.2	—	102.4

Adjusted EBITDA	$334.9	$46.6	$(25.6)	$(12.1)	$343.8

Foreign exchange, net	—	—	—	12.1	12.1

Adjusted EBITDA, excluding foreign exchange, net	$334.9	$46.6	$(25.6)	$—	$355.9

Operating profit margin, as reported	12.8%	10.2%			10.8%

Adjusted EBITDA margin	17.3%	15.7%			15.4%

Adjusted EBITDA margin, excluding foreign exchange, net	17.3%	15.7%			15.9%

TechnipFMC.com	Page 19 of 21

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	March 31, 2026	December 31, 2025	March 31, 2025
Cash and cash equivalents	$960.8	$1,031.9	$1,186.8
Short-term debt and current portion of long-term debt	(36.4)	(34.3)	(494.1)
Long-term debt, less current portion	(384.0)	(395.7)	(410.8)
Net cash	$540.4	$601.9	$281.9

Net cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 20 of 21

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash provided by operating activities	$332.5	$441.7
Capital expenditures	(55.6)	(61.8)
Free cash flow	$276.9	$379.9

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 21 of 21